SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 2002



                                 PPL Corporation
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


         Pennsylvania                      1-11459                23-2758192
(State or other jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


           ----------------------------------------------------------
          (Former name or former address if changed since last report)

ITEM 5.  OTHER EVENTS.

         PPL Corporation (PPL), through subsidiaries, owns 89.6% of CEMAR. PPL's net investment in CEMAR was approximately $314 million as of December 31, 2001. CEMAR distributes and sells electricity in the Brazilian state of Maranhao under a 30-year concession agreement between the government of Brazil and CEMAR. CEMAR's concession agreement provides for tariff adjustments to be approved by the Brazilian electricity regulator.

         In Brazil, the combined effects of growth in demand, decreased rainfall on the country's heavily hydroelectric dependent generating capacity and delays in the development of a regulatory structure necessary to encourage new non-hydroelectric generation have led to shortages of electricity to meet expected demand in certain regions. As a result, countrywide electricity rationing was implemented by the Brazilian government in mid-2001. In addition, the wholesale energy markets in Brazil have been substantially disrupted. CEMAR's results of operations, its cash flows, and its continued ability to meet its financial obligations have deteriorated due to the continuing impact of the electricity rationing, the disruption in the energy markets, the failure of the electricity regulator to adequately address these problems, the resulting effects on the Brazilian capital markets, and related factors.

         CEMAR, along with the other Brazilian distributors, has been in discussions with the Brazilian regulators regarding necessary tariff adjustments to address the current situation, and with the Brazilian development bank regarding financing solutions. However, recent regulatory and other developments in Brazil have indicated that a solution to the aforementioned problems that is acceptable to CEMAR and that avoids further adverse financial effects on CEMAR may not be available. Specifically, in December 2001 and January 2002 the Brazilian electricity regulator issued tariff rulings applicable to CEMAR that CEMAR believes are inadequate to compensate for CEMAR's rationing-related losses and to meet its ongoing operational and financial requirements. Moreover, CEMAR believes that these tariff rulings demonstrate that the regulator may not take the necessary steps to resolve the current problems in a manner satisfactory to CEMAR. In addition, the Brazilian wholesale energy markets continue to be disrupted and recent actions by the electricity regulator indicate that adequate compensation to CEMAR for its transactions in that market may not be made. Finally, the continued problems in the Brazilian energy market and the lack of appropriate regulatory action have significantly decreased available local financing for CEMAR.

         PPL is currently evaluating the business and regulatory situation in Brazil to determine what actions should be taken with respect to the CEMAR investment. PPL anticipates that it may incur charges in its 2001 and 2002 earnings up to the carrying amount of its net investment in CEMAR.

         Certain statements contained in this filing, including statements with respect to future earnings, energy and capital markets, subsidiary performance and results, regulatory developments, and accounting impacts, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in countries where PPL or its subsidiaries conduct business; receipt of necessary governmental approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL's Form 10-K and other reports on file with the Securities and Exchange Commission.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PPL CORPORATION


                                    By:   /s/ Joseph J. McCabe
                                        ----------------------------------------
                                              Joseph J. McCabe
                                          Vice President and Controller


Dated:   January 22, 2002